UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2011

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 VILLAUME AVENUE SOUTH SAINT PAUL, MINNESOTA	55075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-455-1621

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jason G. Prescott

Effective August 1, 2011, Jason G. Prescott has resigned from his position as the Company’s Chief Financial Officer in order to accept a position with Destron Fearing Corporation.  The Company sold Destron Fearing Corporation to Allflex USA, Inc. on July 22, 2011.

Lorraine M. Breece

Lorraine M. Breece, age 59, was appointed Chief Financial Officer effective August 1, 2011. Ms. Breece has worked as a consultant for the past fourteen months, including performing consulting services for the Company.  Prior to that time, she served as the Company’s Chief Financial Officer from March 2008 to June 2010, as acting Chief Financial Officer since March 2007, and in various finance related roles with the Company, including Chief Accounting Officer, since April 2000.  Ms. Breece began her career as an auditor with PricewaterhouseCoopers LLP. She earned a Bachelor of Business Administration in Accounting from the Florida Atlantic University and is a licensed CPA (inactive) in Florida.

Ms. Breece will receive a base salary of $140,000 and is eligible to receive a bonus, based on achievement of specific goals and objectives to be determined, subject to Board approval, during the first quarter of 2012.  Mr. Breece is not currently under an employment agreement with the Company.  The terms of her employment are outlined in an offer letter attached to this Current Report on Form 8-K as Exhibit 10.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Letter Agreement between Lorraine Breece and Digital Angel Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION
Date: August 4, 2011

	By:	/s/ Joseph J. Grillo
	Name:	Joseph J. Grillo
	Title:	Chief Executive Officer